Exhibit 10.1

AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

AMENDMENT, dated as of February 6, 2013 (this “Amendment”), to the Second Amended and Restated Credit Agreement, dated as of March 1, 2012 (as amended, modified or supplemented through the date hereof, the “Credit Agreement”), among Caesars Entertainment Operating Company, Inc., a Delaware corporation (the “Borrower”), Caesars Entertainment Corporation, a Delaware corporation (“Holdings”), the lenders from time to time party thereto (the “Lenders”), Bank of America, N.A., as administrative agent and collateral agent (in such capacity, the “Administrative Agent”), and the other parties named therein.

W I T N E S S E T H:

WHEREAS, Section 9.08 of the Credit Agreement permits the Administrative Agent and/or the Collateral Agent (with the consent of the Required Lenders) to enter into amendments, waivers, supplements or other modifications to the Credit Agreement and the other Loan Documents with the relevant Loan Parties; and

WHEREAS, the Loan Parties desire to amend the Credit Agreement and the other Loan Documents on the terms set forth herein to provide for the repayment of a portion of the outstanding Term Loans at par, to establish new Extended Maturity Revolving Facility Commitments and to make certain other changes set forth herein.

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I

Definitions

Section 1.1. Defined Terms. Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement unless otherwise defined herein or the context otherwise requires.

ARTICLE II

Amendment

Section 2.1. Amendments.

(a) Section 1.1 of the Credit Agreement is hereby amended by inserting the following definitions in proper alphabetical order:

“February 2013 Amendment” shall mean the Amendment, dated as of February 6, 2013, to the Agreement, as amended and supplemented to the February 2013 Amendment Effective Date (without giving effect to the February 2013 Amendment).

“February 2013 Amendment Effective Date” shall mean the first date on which each of the conditions set forth in Section 4.1 of the February 2013 Amendment have been satisfied or waived.

“February 2013 Extended Maturity Revolving Facility Commitments” shall mean the Extended Maturity Revolving Facility Commitments established pursuant to the February 2013 Amendment.

“February 2013 First Lien Notes” shall mean $1,500,000,000 in aggregate principal amount of the Borrower’s 9% Senior Secured Notes due 2020 having terms substantially as set forth in the February 2013 First Lien Notes Offering Memorandum issued pursuant to the February 2013 First Lien Notes Indenture and any notes issued by the Borrower in exchange for, and as contemplated by, the February 2013 First Lien Notes and the related registration rights agreement with substantially identical terms as the February 2013 First Lien Notes.

“February 2013 First Lien Notes Indenture” shall mean the Indenture, dated August 22, 2012, among Holdings, the Borrower and certain of the Subsidiaries party thereto and the trustee named therein from time to time, as amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof.

“February 2013 First Lien Notes Offering Memorandum” shall mean the offering memorandum, dated February 4, 2013, in respect of the February 2013 First Lien Notes.

(b) The definition of “First Lien Notes” contained in Section 1.1 of the Credit Agreement is hereby amended by:

(i) inserting the following words immediately after clause (ii) thereof;

“, (iii) the February 2013 First Lien Notes”; and

(ii) re-numbering clause (iii) and (iv) thereof as clause (iv) and (v), respectively.

(c) The definition of “Incremental Amount” contained in Section 1.1 of the Credit Agreement is hereby amended by:

(i) inserting the words “, February 2013 Extended Maturity Revolving Facility Commitments” before the words “or Replacement Revolving Facility Commitments” in clause (b)(x) thereof;

(ii) inserting the words “and First Lien Notes” after each instance of the words “Term Loans and Revolving Facility Commitments” in clause (2) thereof;

(iii) replacing the word “and” with “,” after the first and third instances of the words “Term Loans” in clause (2) thereof; and

(iv) inserting the words “plus (3) $650.0 million” immediately after clause (2) thereof.

(d) The definition of “Net Proceeds” contained in Section 1.1 of the Credit Agreement is hereby amended by replacing each reference to “15 months” with the words “18 months” and replacing the words “15-month” with the words “18-month” in each case in the proviso to such definition.

(e) The definition of “Total First Lien Senior Secured Net Debt” contained in Section 1.1 of the Credit Agreement is hereby amended by:

(i) replacing the word “and” with “,” immediately before clause (y) of the proviso thereof; and

(ii) inserting the following words immediately after clause (y) of the proviso thereof:

“and (z) the February 2013 First Lien Notes and Permitted Refinancing Indebtedness in respect thereof”.

(f) Section 2.11(g)(i) of the Credit Agreement is hereby amended by deleting clause (A) of the proviso thereof and replacing it with the following words:

“(A) [reserved],”.

(g) Section 2.21(c) of the Credit Agreement is hereby amended by inserting the words “or with respect to Incremental Term Loan Commitments or Incremental Revolving Facility Commitments incurred under clause (2) or (3) of the definition of “Incremental Amount”” at the end of the proviso in clause (ii) of such Section.

(h) Section 6.01 of the Credit Agreement is hereby amended by:

(i) inserting the following clause (gg) immediately after clause (ff) thereof:

“(gg) Indebtedness pursuant to the February 2013 First Lien Notes and any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness; and”;

(ii) re-numbering clause (gg) thereof as clause (hh) and replacing the words “(ff)” in such clause with the words “(gg)”; and

(iii) modifying the last paragraph of Section 6.01 by:

(A) replacing the word “or” with “,” before clause (3) thereof; and

(B) inserting the following words immediately after clause (3) thereof:

“or (4) the proceeds thereof are otherwise set aside to fund such Refinancing pursuant to procedures reasonably agreed with the Administrative Agent”.

(i) Section 9.04(b)(i)(A) of the Credit Agreement is hereby amended by:

(i) replacing the words “Revolving Facility Commitment” with the words “Original Maturity Revolving Facility Commitment” in clause (ii) thereof;

(ii) insert the following words immediately after clause (ii) thereof:

“, (iii) for an assignment of an Extended Maturity Revolving Facility Commitment to a Revolving Facility Lender with an Extended Maturity Revolving Facility Commitment, an affiliate of a Revolving Facility Lender with an Extended Maturity Revolving Facility Commitment or an Approved Fund with respect to a Revolving Facility Lender with an Extended Maturity Revolving Facility Commitment”; and

(iii) re-numbering clause (iii) thereof as clause (iv).

(j) Section 9.04(i) of the Credit Agreement is hereby amended by deleting clause (A) of the proviso thereof and replacing it with the following words:

“(A) [reserved],”

ARTICLE III

Commitments

Section 3.1. Extended Maturity Revolving Facility Commitments. On the Extended Maturity Revolving Commitments Effective Date, each institution who, on or prior to 5:00 p.m., New York City time on the date that is three (3) Business Days prior to the Extended Maturity Revolving Commitments Effective Date (the “Incremental Election Deadline”), executes and delivers a counterpart to this Amendment (each, an “Incremental Lender”) agrees, to the extent set forth on such counterpart (such counterpart, the “Incremental Election Form”), to provide Incremental Revolving Facility Commitments (which shall be in the form of Extended Maturity Revolving Facility Commitments under the Credit Agreement) to the Borrower in a principal amount equal to the amount set forth on such Incremental Lender’s Incremental Election Form and to make Revolving Facility Loans to the Borrower from time to time, in each case, in accordance with the applicable procedures set forth in Article II of the Credit Agreement. On the Extended Maturity Revolving Commitments Effective Date, (i) each Incremental Lender will become a Revolving Facility Lender under the Credit Agreement with an Extended Maturity Revolving Facility Commitment and (ii) the aggregate amount of Extended Maturity Revolving Facility Commitments outstanding immediately prior to the Extended Maturity Revolving Commitments Effective Date shall be increased by the aggregate amount of Extended Maturity Revolving Facility Commitments provided by such Incremental Lenders hereunder.

ARTICLE IV

Conditions and Miscellaneous

Section 4.1. Conditions to Effectiveness of Amendment. This Amendment (other than with respect to Section 3.1) shall become effective on the date (the “Amendment Effective Date”) on which the following conditions are satisfied or waived:

(a) The Administrative Agent (or its counsel) shall have received from the Administrative Agent, the L/C Issuer, the Swingline Lender, the Borrower, Holdings and Lenders constituting the Required Lenders either (i) a counterpart of this Amendment signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy or electronic transmission of a signed signature page of this Amendment) that such party has signed a counterpart of this Amendment.

(b) The Administrative Agent shall have received the net cash proceeds (the “Notes Proceeds”) from the incurrence of at least $1.5 billion of February 2013 First Lien Notes, to be applied to repay Term Loans as follows:

(i) first, to repay the aggregate principal amounts of Term B-1 Loans, Term B-2 Loans and Term B-3 Loans held by each Consenting Lender (other than a Defaulting Lender) on the Amendment Effective Date which such Consenting Lender has elected to be repaid at par as set forth on such Lender’s Consent Form (as defined below);

(ii) second, to the repayment of the aggregate principal amounts of Term B-5 Loans and Term B-6 Loans (such Lender’s “B5/B6 Submitted Amount”) held by each Consenting Lender (other than a Defaulting Lender) on the Amendment Effective Date which such Consenting Lender has elected to be repaid at par as set forth on such Lender’s Consent Form; provided that, if the aggregate B5/B6 Submitted Amount of all Consenting Lenders exceeds the lesser of (x) 20% of the outstanding principal amount of all Term B5 Loans and Term B-6 Loans on the Amendment Effective Date and (y) the amount of Notes Proceeds remaining after the application of the repayments pursuant to clause (i) above, the Borrower shall repay portions of the B5/B6 Submitted Amount on a ratable basis among such Consenting Lenders up to such lesser amount; and

(iii) third, to repay Term Loans elected to be repaid by the Borrower on the Amendment Effective Date.

(c) The Administrative Agent shall have received from the Borrower a consent fee payable for the account of each Consenting Lender (other than a Defaulting Lender) holding outstanding Revolving Facility Commitments or Term B-4 Loans as of the Amendment Effective Date equal to 0.10% of the sum of (x) the aggregate principal amount of Term B-4 Loans, if any, held by such Lender as of the Amendment Effective Date with respect to which a consent was delivered and (y) the aggregate amount of the Revolving Facility Commitments, if any, of such Lender as of the Amendment Effective Date with respect to which a consent was delivered.

(d) The Administrative Agent shall have received all fees payable thereto on or prior to the Amendment Effective Date and, to the extent invoiced, all other amounts due and payable pursuant to the Loan Documents on or prior to the Amendment Effective Date, including, to the extent invoiced, reimbursement or payment of all reasonable and documented out-of-pocket expenses (including reasonable fees, charges and disbursements of Cahill, Gordon & Reindel LLP) required to be reimbursed or paid by the Loan Parties hereunder or under any Loan Document.

(e) A reaffirmation agreement substantially in the form previously delivered under the Credit Agreement shall have been executed and delivered by each party thereto.

(f) The Administrative Agent shall have received, on behalf of itself, the Lenders and the L/C Issuer on the Amendment Effective Date, a written opinion of (i) Paul, Weiss, Rifkind, Wharton & Garrison LLP or other counsel reasonably acceptable to the Administrative Agent, as counsel for the Loan Parties, and (ii) each local counsel specified on Schedule 1 or other counsel reasonably acceptable to the Administrative Agent, in each case (a) dated the Amendment Effective Date, (b) addressed to the Administrative Agent, the Lenders and the L/C Issuer on the Amendment Effective Date and (c) in form and substance reasonably satisfactory to the Administrative Agent. Each Loan Party hereby instructs its counsel to deliver such opinions.

(g) The Borrower shall have received applicable regulatory approval for effectiveness of the Amendment (other than with respect to the Extended Maturity Revolving Facility Commitments to be established pursuant to Section 3.1 hereof) and the offering of the February 2013 First Lien Notes.

As used herein, “Consenting Lender” shall mean each Lender who, on or prior to 5:00 p.m., New York City time on February 6, 2013 (the “Consent Deadline”), executes and delivers to the Administrative Agent a counterpart to this Amendment (such counterpart, the “Consent Form”).

Section 4.2. Condition to Effectiveness of the Extended Maturity Revolving Facility Commitments. The Extended Maturity Revolving Facility Commitments to be established pursuant to Section 3.1 hereof shall become effective on the date (the “Extended Maturity Revolving Commitments Effective Date”) selected by the Borrower that is on or after the date on which the following conditions are satisfied:

(a) The Amendment Effective Date shall have occurred.

(b) The Borrower shall have received the applicable regulatory approval for the Extended Maturity Revolving Facility Commitments to be established pursuant to Section 3.1 hereof.

Section 4.3. Representation and Warranties. Each of the Borrower and Holdings represents and warrants to the Administrative Agent and the Lenders that, as of the date hereof and as of the Amendment Effective Date:

(i) this Amendment has been duly authorized, executed and delivered by each of the Borrower and Holdings, constitutes the legal, valid and binding obligations of each of the Borrower and Holdings enforceable against each of them in accordance with its terms and the Credit Agreement;

(ii) the execution, delivery and performance by the Borrower and Holdings of this Amendment will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents (including any partnership, limited liability company or operating agreements) or by-laws of the Borrower or any Loan Party, (B) any applicable order of any court or any rule, regulation or order of any Governmental Authority or (C) any provision of any indenture, certificate of designation for preferred stock, agreement or other instrument to which the Borrower or any such Loan Party is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, give rise to a right of or result in any cancellation or acceleration of any right or obligation (including any payment) or to a loss of a material benefit under any such indenture, certificate of designation for preferred stock, agreement or other instrument, where any such conflict, violation, breach or default referred to in clause (i) or (ii) would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired the Borrower or any such Loan Party, other than the Liens created by the Loan Documents and Permitted Liens;

(iii) the representations and warranties set forth in the Loan Documents are true and correct in all material respects on and as of such date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects as of such earlier date); and

(iv) no Default or Event of Default has occurred and is continuing under the Credit Agreement.

Section 4.4. Further Agreements. The Borrower shall deliver or cause to be delivered to the Administrative Agent within 120 days after the Amendment Effective Date (or such later date as the Administrative Agent may permit), the following items (in each case subject to Section 5.10(g) of the Credit Agreement):

(a) customary written opinions of local counsel to the Borrower and the applicable Loan Parties in each jurisdiction in which any Mortgaged Property is located, and of admiralty counsel to the Borrower and the applicable Loan Parties with respect to each Mortgaged Vessel, with respect to the perfection of the Collateral Agent’s liens on the applicable Mortgaged Properties and Mortgaged Vessels in each case (a) addressed to the Administrative Agent, the Lenders and the L/C Issuer as of such date of delivery and (b) in form and substance consistent with such opinions delivered in previous transactions under the Credit Agreement or otherwise reasonably satisfactory to the Administrative Agent;

(b) with respect to each Mortgage Amendment (as defined below), if any, a written opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP or other counsel reasonably acceptable to the Administrative Agent, as counsel for the Loan Parties where the applicable Loan Party executing such Mortgage Amendment is organized, regarding the due execution and delivery of the applicable Mortgage Amendment, the corporate formation, existence and good standing of the applicable Loan Party, in each case (a) addressed to the Administrative Agent, the Lenders and the L/C Issuer as of such date of delivery and (b) in form and substance consistent with such opinions delivered in previous transactions under the Credit Agreement or otherwise reasonably satisfactory to the Administrative Agent;

(c) if reasonably required by the Administrative Agent pursuant to the advice of local counsel or admiralty counsel to the Borrower and the applicable Loan Parties, an amendment to the applicable Mortgage or Ship Mortgage in form and substance reasonably satisfactory to the Administrative Agent and in proper form for recording in the public records where the applicable Mortgage or Ship Mortgage is recorded (each, a “Mortgage Amendment”) and, if applicable, a UCC-3 amendment with respect to any UCC-1 financing statement; and

(d) with respect to each Mortgaged Property and each Mortgaged Vessel, a title search dated as of a date on or after the Effective Date or otherwise reasonably acceptable to the Administrative Agent, conducted by a title insurance company reasonably satisfactory to the Administrative Agent (Chicago Title and First American being deemed satisfactory) which reflects that such Mortgaged Property or Mortgaged Vessel, as applicable, is free and clear of all title defects and encumbrances other than Permitted Liens.

Section 4.5. Loan Document; Security. This Amendment is a Loan Document executed pursuant to the Credit Agreement (including Section 2.21 thereof) and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof. After giving effect to the incurrence of the Extended Maturity Revolving Facility Commitments on the Extended Maturity Revolving Commitments Effective Date, such Commitments shall constitute Obligations under the Credit Agreement and the other Loan Documents that are secured by the Collateral on a pari passu basis with all other Obligations under the Credit Agreement and the other Loan Documents and such incurrence shall not result in a reduction in the outstanding amount of Obligations that are permitted to be secured by the Collateral without equally and ratably securing any Retained Notes.

Section 4.6. Effectiveness; Counterparts; Amendments. This Amendment shall become effective when copies hereof that, when taken together, bear the signatures of Holdings, the Borrower and the Required Lenders shall have been received by the Administrative Agent. This Amendment may not be amended nor may any provision hereof be waived except pursuant to a writing signed by the Administrative Agent, Holdings, the Borrower and the Required Lenders. This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 4.7. No Novation. This Amendment shall not extinguish the Loans outstanding under the Credit Agreement. Nothing herein contained shall be construed as a substitution or novation of the Loans outstanding under the Credit Agreement, which shall remain outstanding after the Amendment Effective Date as modified hereby. Notwithstanding any provision of this Amendment, the provisions of Sections 2.14, 2.15, 2.16, and 9.05 of the Credit Agreement as in effect immediately prior to the Amendment Effective Date will continue to be effective as to all matters arising out of or in any way related to facts or events existing or occurring prior to the Amendment Effective Date.

Section 4.8. Notices. All notices hereunder shall be given in accordance with the provisions of Section 9.01 of the Credit Agreement.

Section 4.9. Applicable Law; Waiver of Jury Trial. (A) THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATING TO THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

(B) EACH PARTY HERETO HEREBY AGREES AS SET FORTH IN SECTION 9.11 OF THE CREDIT AGREEMENT AS IF SUCH SECTION WERE SET FORTH IN FULL HEREIN.

Section 4.10. Jurisdiction; Consent to Service of Process.

(a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof (collectively, “New York Courts”), in any action or proceeding arising out of or relating to this Amendment or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Amendment shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Amendment or any of the other Loan Documents in the courts of any jurisdiction, except that each of the Loan Parties agrees that (i) it will not bring any such action or proceeding in any court other than New York Courts (it being acknowledged and agreed by the parties hereto that any other forum would be inconvenient and inappropriate in view of the fact that more of the Lenders who would be affected by any such action or proceeding have contacts with the State of New York than any other jurisdiction), and (ii) in any such action or proceeding brought against any Loan Party in any other court, it will not assert any cross-claim, counterclaim or setoff, or seek any other affirmative relief, except to the extent that the failure to assert the same will preclude such Loan Party from asserting or seeking the same in the New York Courts.

(b) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Amendment or the other Loan Documents in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

* * *

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.

Caesars Entertainment Corporation

By:	/s/ ERIC HESSION
Name: Eric Hession Title: Senior Vice President and Treasurer

Caesars Entertainment Operating Company, Inc.

By:	/s/ ERIC HESSION
Name: Eric Hession Title: Senior Vice President and Treasurer

[Signature Page to Amendment]

BANK OF AMERICA, N.A., as Administrative Agent, L/C Issuer and Swingline Lender

By:	/s/ EDWARD MARTIN
Name: Edward Martin Title: Director

By:	/s/ EDWARD MARTIN
Name: Edward Martin Title: Director

[Signature Page to Amendment]